SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                         March 23, 2001 (April 11, 2000)

                            Empire Energy Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)

           Utah                       1-10077                   87-0401761
 ---------------------------   ----------------------       -------------------
(State or other jurisdiction) (Commission file number)     (IRS Employer ID No.)

                       7500 College Boulevard, Suite 1215
                              Overland Park, Kansas                 66210
                     --------------------------------------       --------
                    (address of principal executive offices)     (zip code)


                                 (913) 469-5615
                          -----------------------------
                         (Registrant's telephone number,
                              including area code)

Item 2.  Acquisition or Disposition of Assets

On April 11, 2000, Empire acquired substantially all the operating assets of, and assumed certain liabilities of Talisman Marketing, Inc. in exchange for 562,150 shares of newly issued Empire common stock. The market value of the common stock issued by Empire was determined to be $1,967,525 based on the market closing price of $3.50 per share on the date of the acquisition. Fair values of the operating assets and assumed liabilities were determined to be similar to their book values. This acquisition will be accounted for as a purchase and is a step to broaden the company's businesses from its dependency on the natural resources industry.


Item 7. Financial Statements and Exhibits.


(a) Financial Statements

Audited financial statements of Talisman Marketing, Inc. are filed herewith for years ending December 31, 1999 and 1998 and unaudited financial statements are included for the three month periods ending March 31, 2000 and 1999.

(b) Pro forma Financial Statements

Pro forma financial information of Registrant and Talisman Marketing, Inc. are filed herewith.

(c) Exhibits


2.04 Asset acquisition agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned duly authorized officer.

Empire Energy Corporation
(Registrant)


Dated: March 23, 2001                       By:  /s/  Norman L. Peterson
                                               ---------------------------------
                                                      Norman L. Peterson,
                                                      Chairman

                            EMPIRE ENERGY CORPORATION
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


Attached are the historical audited financial statements of Talisman Marketing, Inc. (Talisman) for the acquisition of the selected operating assets and selected liabilities of Talisman by Empire Energy Corporation ("Empire") (a development stage company). The unaudited pro forma consolidated condensed financial statements have been prepared utilizing the historical financial statements of Empire. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of Empire on Form 10-KSB/A and the attached historical financial statements of Talisman.

The following unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 1999, for the three months ended March 31, 2000 and the unaudited pro forma consolidated condensed balance sheet as of March 31, 2000 give effect to the acquisition of the selected operating assets and liabilities of Talisman, including the related pro forma adjustments described in the notes thereto. The unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 give effect to the acquisition by Empire as if the acquisition, accounted for as a purchase, had occurred on January 1, 1999 for the year ended December 31, 1999 and January 1, 2000 for the three months ended March 31, 2000. The unaudited pro forma consolidated condensed balance sheet as of March 31, 2000 gives effect to the acquisitions as if they had occurred on March 31, 2000. The pro forma financial statements reflect the preliminary allocation of the purchase price. The purchase price will be finalized upon the completion of management's review and resolution of the purchase contingencies.

The unaudited pro forma consolidated condensed financial statements may not be indicative of the results that actually would have occurred if the acquisitions had been effective on the dates indicated or which may be obtained in the future.


EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
----------------------------------------------------------------------------------------------------


                   ASSETS
                   ------
                                                                                        Unaudited
                                     Historical March 31, 2000                          Pro Forma
                                     --------------------------           Pro Forma      March 31,
                                        Empire        Talisman           Adjustments       2000
                                     -----------    -----------          -----------    -----------
CURRENT ASSETS
   Cash                              $   126,723    $    76,430    (a)   $   (76,430)   $   126,723
   Accounts receivable, net               57,773         15,193    (a)       (15,193)        57,773
   Inventories                              --          210,099                 --          210,099
   Prepaids and deposits                  18,500         77,634    (a)       (77,634)        18,500
                                     -----------    -----------          -----------    -----------

TOTAL CURRENT ASSETS                     202,996        379,356             (169,257)       413,095

PROPERTY AND EQUIPMENT, NET                8,462         94,852    (a)       (18,841)        84,473

OIL AND GAS PROPERTIES, NET                 --             --                   --             --

OTHER ASSETS:
  Marketable securities                     --           81,190                 --           81,190
  Goodwill                                  --             --      (b)     1,852,927           --
                                                                   (c)    (1,852,927)
  Receivables  related party             101,675           --                   --          101,675
                                     -----------    -----------          -----------    -----------
TOTAL ASSETS                         $   313,133    $   555,398          $  (188,098)   $   680,433
                                     ===========    ===========          ===========    ===========

                LIABILITIES
                -----------

CURRENT LIABILITIES
   Accounts payable and accrued
      expenses                       $    17,745    $    60,204    (a)   $   (60,204)   $    17,745
   Capital leases                           --           18,841    (a)       (18,841)          --
   Notes payable  related parties          8,500        841,976    (a)      (589,274)       261,202
   Convertible debentures                 25,000           --                   --           25,000
                                     -----------    -----------          -----------    -----------
TOTAL CURRENT LIABILITIES                 51,245        921,021             (668,319)       303,947
                                     -----------    -----------          -----------    -----------

            STOCKHOLDERS' EQUITY
            --------------------

STOCKHOLDERS' EQUITY
   Common stock                           12,140      1,970,758    (a)    (1,970,758)        12,702
                                                                   (b)           562
   Additional paid in capital          4,299,833        760,390    (a)      (760,390)     6,266,796
                                                                   (b)     1,966,963
   Accumulated other comprehensive
    loss                                    --           46,704    (a)       (46,704)          --
   Previous accumulated deficit       (1,867,999)          --                   --       (1,867,999)
   Accumulated deficit                (2,182,086)    (3,143,475)   (a)     3,143,475     (4,035,013)
                                                                   (c)    (1,852,927)
                                     -----------    -----------          -----------    -----------
TOTAL STOCKHOLDERS' EQUITY               261,888       (365,623)             480,221        376,486
                                     -----------    -----------          -----------    -----------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY              $   313,133    $   555,398          $  (188,098)   $   680,433
                                     ===========    ===========          ===========    ===========


----------------------------------------------------------------------------------------------------
          See notes to unaudited pro forma consolidated condensed financial statements
                                                F-2



EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
-------------------------------------------------------------------------------------------------------


                                                          For the Year Ended December 31, 1999
                                           ------------------------------------------------------------
                                                                            Pro Forma        Unaudited
                                              Empire         Talisman      Adjustments       Pro Forma
                                           ------------    ------------    ------------     -----------
OIL AND GAS SALES                          $     69,401    $       --      $       --      $     69,401
MARKETING SALES                                    --           845,728            --           845,728

EXPENSES
   Lease operating                                1,100            --              --             1,100
   Cost of sales                                   --         1,134,378            --         1,134,378
   Depreciation, depletion, amortization
      and impairment                             90,802          36,488 (c)   1,852,927       1,980,217
   Interest, net                                 76,750          (5,265)           --            71,485
   General and administrative                   570,838       1,703,401            --         2,274,239
                                           ------------    ------------    ------------    ------------

TOTAL EXPENSES                                  739,490       2,869,002       1,852,927       5,461,419
                                           ------------    ------------    ------------    ------------

OPERATING LOSS                                 (670,089)     (2,023,274)     (1,852,927)     (4,546,290)

Provision for income taxes                         --          (128,865)           --          (128,865)
                                           ------------    ------------    ------------    ------------

   Net Loss                                $   (670,089)   $ (2,152,139)   $ (1,852,927)   $ (4,675,155)
                                           ============    ============    ============    ============

Net loss per common share                                                                         (0.41)
                                                                                           ============

Weighted Average Shares Outstanding                                                          11,444,935
                                                                                           ============



-------------------------------------------------------------------------------------------------------
             See notes to unaudited pro forma consolidated condensed financial statements
                                                  F3



EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
---------------------------------------------------------------------------------------------------


                                                   For the Three Months Ended March 31, 2000
                                           --------------------------------------------------------
                                                                          Pro Forma      Unaudited
                                             Empire         Talisman     Adjustments     Pro Forma
                                           -----------    -----------    -----------    -----------
OIL AND GAS SALES                          $   122,053    $      --      $      --      $   122,053
MARKETING SALES                                   --           86,916           --           86,916

EXPENSES
   Lease operating                               2,032           --             --            2,032
   Cost of sales                                  --          130,645           --          130,645
   Depreciation, depletion, amortization
      and impairment                         1,682,822          9,007 (c)  1,852,927      3,544,756
   Interest, net                                 6,700          6,793           --           13,493
   General and administrative                  134,529        199,675           --          334,204
                                           -----------    -----------    -----------    -----------
TOTAL EXPENSES                               1,826,083        346,120      1,852,927      4,025,130
                                           -----------    -----------    -----------    -----------
OPERATING LOSS                              (1,704,030)      (259,204)    (1,852,927)    (3,816,161)

Provision for income taxes                        --             --             --             --
                                           -----------    -----------    -----------    -----------
   Net Loss                                $(1,704,030)   $  (259,204)   $(1,852,927)   $(3,816,161)
                                           ===========    ===========    ===========    ===========

Loss Per Share:
Net loss per common share                                                               $     (0.32)
                                                                                        ===========

Weighted Average Shares Outstanding                                                      12,047,208
                                                                                        ===========


---------------------------------------------------------------------------------------------------
            See notes to unaudited pro forma consolidated condensed financial statements
                                                 F-4

                            EMPIRE ENERGY CORPORATION
    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


Acquisition of specified assets and liabilities of Talisman

On April 11, 2000, Empire entered into an agreement to acquire substantially all the operating assets of, and assume certain liabilities of Talisman Marketing, Inc. in exchange for 562,150 shares of newly issued Empire common stock.

The fair value of the common stock issued by Empire was determined to be $1,967,525 based on the closing price of $3.50 per share on the date of the agreement. Fair values of the operating assets and assumed liabilities were determined to be similar to their book values. Due to the lack of historical profitability, the excess of the fair value of the common stock issued over the net fair value of the assets acquired will not be capitalized as goodwill but will be impaired and immediately charged to operations. Because of this immediate impairment, no additional adjustments will be made to operations related to depreciation or amortization of asset values.

The unaudited pro forma adjustments are as follows:

     a. To record the deletion from the balance sheet of assets not specifically acquired, liabilities not specifically assumed and equity of Talisman unaffected by this asset purchase transaction.

     b. To record the issuance of common stock to purchase selected assets and assume certain liabilities of Talisman under the purchase method:

          Net assets acquired at fair value:
            Current assets                                   $   210,099
            Property and equipment                                76,011
            Other assets                                          81,190
            Goodwill                                           1,852,927
            Current liabilities                                 (252,702)
                                                             -----------
                                                              $1,967,525
                                                             ===========

          Consideration comprised of 562,150 common shares
            of Empire at $3.50                                $1,967,525
                                                              ==========

     c. To record and charge against operations the impairment of the excess of the fair value of the common stock issued over the fair value of the net assets acquired.

                            EMPIRE ENERGY CORPORATION
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
                                   STATEMENTS


Earnings per share:

The following is a reconciliation of historical to pro forma weighted average shares outstanding:

                                            Year Ended       Three Months Ended
                                        December 31, 1999      March 31, 2000
                                        -----------------      --------------

          Historical                        10,882,785           11,485,058

          Shares issued to acquire
          Talisman (assumed to
          be at beginning of period)           562,150              562,150
                                            ----------           ----------

          Pro forma                         11,444,935           12,047,208
                                            ==========           ==========

Basic earnings per share of common stock was computed by dividing loss applicable to common stockholders, by the weighted average number of common shares outstanding for the year. Diluted loss per share is not presented because all potential common shares are anti-dilutive.

The Board of Directors and Shareholders
Talisman Marketing, Inc.
Green Valley, Arizona

I was engaged to audit the accompanying balance sheets of Talisman Marketing, Inc. as of December 31, 1999, and the related statements of operations, stockholders equity and cash flows for the year then ended. These statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements referred to above present fairly, in all material respects, the consolidated financial position of Talisman Marketing, Inc. as of December 31, 1999, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                            /s/  Robert W. Howell
                                            -------------------------
                                                 Robert W. Howell


February 12, 2000 (except for Note 5, as to which date is April 24, 2000) Wichita, Kansas

                            TALISMAN MARKETING, INC.
                                  BALANCE SHEET
                                December 31, 1999

                                     ASSETS


Current assets:
    Cash                                                            $    86,693
    Accounts receivable                                                  10,547
    Inventories                                                         295,493
    Prepaid expenses                                                      8,917
    Deposits                                                             20,000
    Marketable securities  Notes 1 and 4                                 89,556
                                                                    -----------
        Total current assets                                            511,206

Property and equipment, at cost  Notes 1 and 3:                         103,730
                                                                    -----------
Total assets                                                        $   614,936
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
    Accounts payable                                                $    50,326
    Payroll and sales taxes payable                                      20,432
    Accrued payroll                                                       5,242
    Capital leases, current  Note 3                                       9,227
                                                                    -----------
        Total current liabilities                                        85,227

Longterm liabillities:
    Capital leases  Note 3                                               10,287

Other liabilities:
    Advances from stockholders and affiliates  Note 2                   617,476

Stockholder's equity:
    Common stock, no par or stated value:
        100,000,000 shares authorized
        3,362,900 shares issued and outstanding          1,970,758
    Paid in capital                                        760,390
    Retained earnings (deficit)                         (2,884,271)
    Accumulated other comprehensive income  Note 4:
        Unrealized gain on securities classified as
        available forsale                                   55,069
                                                       -----------
        Total stockholders' equity                                      (98,054)
                                                                    -----------
Total liabilities and stockholder' equity                           $   614,936
                                                                    ===========


--------------------------------------------------------------------------------
     The accompanying notes are an integral part of the financial statements
                                       F-8

                            TALISMAN MARKETING, INC.
                            STATEMENT OF OPERATIONS
                          Year Ended December 31, 1999





Sales                                                               $   845,728

Costs and expenses:
    Cost of sales                                      $ 1,134,378
    Consulting and professional services                   229,686
    Selling and administrative                           1,473,715
    Interest                                                 6,812
    Depreciation                                            36,488
                                                       -----------
        Total costs and expenses                                      2,881,079
                                                                    -----------
Net income (loss) from operations                                    (2,035,351)
                                                                    -----------
Other income (expense)
    Interest                                                11,260
    Other income                                               321
    Gain on sale of securities                                 496
                                                       -----------
        Total other income                                               12,077
                                                                    -----------
Income (loss) before income tax expense                              (2,023,274)

Income tax expense  Note 1:
    Deferred                                                           (128,865)
                                                                    -----------
Net income (loss)                                                   $(2,152,139)
                                                                    ===========
Loss per share                                                      $     (0.32)
                                                                    ===========
Weighted average shares outstanding                                   6,745,998
                                                                    ===========


--------------------------------------------------------------------------------
     The accompanying notes are an integral part of the financial statements
                                       F-9

                            TALISMAN MARKETING, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                          Year Ended December 31, 1999


                                        Common       Additional       Retained
                                        Stock          Paid in       Earnings
                                        Amount         Capital       (Deficit)
                                      -----------    -----------    -----------

Balance, December 31, 1998            $   639,677    $   760,390    $  (732,132)

Net loss                                     --             --       (2,152,139)
Common stock issued for cash            1,331,081
                                      -----------    -----------    -----------
Balance, December 31, 1999            $ 1,970,758    $   760,390    $(2,884,271)
                                      ===========    ===========    ===========


--------------------------------------------------------------------------------
    The accompanying notes are an integral part of the financial statements
                                      F-10

                            TALISMAN MARKETING, INC.
                             STATEMENT OF CASH FLOWS
                          Year Ended December 31, 1999


Cash flows from operating activities:
  Net income (loss)                                                 $(2,152,139)
  Adjustments to reconcile net loss to net cash
     provided (used) by operating activities:
        Depreciation                                    $    36,488
        Gain on sale of marketable securities                  (496)
        Decrease in deferred income tax asset               128,865
        Changes in assets and liabilities:
            Accounts receivable                               3,165
            Inventories                                     263,524
            Deposits and prepaid expenses                    25,418
            Accounts payable and accrued liabilities         42,169
        Other                                                (1,133)
                                                        -----------
  Total adjustments                                                     498,000
                                                                    -----------
  Net cash provided (used) by operating activities                   (1,654,139)

Cash flows from investing activities:
  Purchase of equipment                                      (7,961)
  Proceeds from sale of equipment                            27,798
  Proceeds from sales of availableforsale securities         38,452
  Purchase of availableforsale securities                   (34,488)
  Advances from stockholders' and affiliates                307,362
                                                        -----------
  Net cash provided (used) by investing activities                      331,163

Cash flows from financing activities:
  Principal payments of capital leases                      (20,965)
  Proceeds from issuance of common stock                  1,331,081
                                                        -----------
  Net cash provided (used) by investing activities                    1,310,116
                                                                    -----------
Net increase (decrease) in cash                                         (12,860)

Cash and equivalents, beginning of year                                  99,553
                                                                    -----------
Cash and equivalents, end of year                                   $    86,693
                                                                    ===========
Supplemental disclosures of cash flow information:
  Cash paid for interest                                            $     6,812
                                                                    ===========


--------------------------------------------------------------------------------
    The accompanying notes are an integral part of the financial statements
                                      F-11

                            TALISMAN MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Operation

     The Company may be described as a producer and marketer of consumer oriented products, and has developed a marketing strategy to distribute its products. The growth strategy of the Company is focused on creating a marketing organization of Company licensed, independent distributors that sell its products through a trained sales force. It is primarily engaged in the health and wellness field through the sale of nutritional and medical foods.

     Accounting Method

     The Company's policy is to present its financial statements on the accrual method of accounting in accordance with generally accepted accounting principles.

     Uses of Estimates

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Statement of Cash Flows

     The Company considers all short term deposits with a maturity of less than three months to be cash equivalents.

     Concentration of Credit Risk

     The Company has a large number of associates and customers dispersed over a large geographic area (the entire U.S.). Its products are sold primarily for cash or via credit card charges. No single associate or customer accounts for a significant amount of the Company's sales, thus, there is no concentration of credit. Likewise, credit card charge-backs are virtually non-existent and insignificant. The Company does not expect to be materially affected by any other inflationary or economic factors.

                            TALISMAN MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined by use of the first-in, first-out method.

     Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization are provided for on the straight-line method over the following estimated lives:

          Furniture and equipment                    5 to 10 years
          Equipment under capital leases             5 to  7 years

    When property is retired from service, the related cost and accumulated deprecation are removed from the accounts and any resulting gain or loss is included in income.

    A summary of property and equipment is:
                                                         1999

          Furniture and equipment                     $  69,155
          Computer equipment and software               130,739
                                                      ---------
                                                        199,894
          Accumulated depreciation                       96,164
                                                      ---------
          Net                                         $ 103,730
                                                      =========

     Depreciation expense was $36,488 for the year.

     Income Taxes

     SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns, including net operating loss carryovers. There are no timing differences between the financial statements and tax returns, except for operating loss carryovers.

     Net operating loss carryovers as of December 31, 1999, total $2,873,273. The operating losses expire during the years 2001 to 2018.

                            TALISMAN MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Income Taxes (Continued)

     In prior years the Company has provided for a deferred tax asset with the expectation the asset would be utilized over the next several years. It has now been determined the deferred tax assets will not be utilized. Therefore, the amount is being charged to income tax expense in the current year financial statements.

     Financial instruments:

     The fair values of cash and cash equivalents, accounts receivable, marketable securities. accounts payable, accrued expenses and capital leases approximate their carrying value due to the short-term nature of these financial instruments.

     Basic Loss Per Share:

     Basic earnings per share of common stock was computed by dividing loss applicable to common stockholders, by the weighted average number of common shares outstanding for the year. Diluted loss per share is not presented because all potential common shares are anti-dilutive.

2. RELATED PARTY TRANSACTIONS

     Advances from stockholders and affiliates at December 31, 1999, were:

          Stockholders                           $364,774
          Affiliated company                      252,702
                                                 --------
          Total                                  $617,476
                                                 ========

3. LEASES

     The Company leases office and warehouse facilities and equipment under both capital and operating leases. Lease expense under operating leases was $137,663.

                            TALISMAN MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1999

3. LEASES (CONTINUED)

     Some equipment is leased under agreements that are classified as capital leases. The leases have purchase options at the end of the original lease. Leased capital assets included in property and equipment at December 31, 1999:

          Equipment                                  $42,029
          Accumulated amortization                    16,743
                                                     -------
                                                     $25,286
                                                     =======

     Future minimum payments, by year, under capital leases with remaining terms of one year or more consisted of the following at December 31, 1999:

                                                     Capital
                                                     Leases
                                                     -------

          2000                                       $11,268
          2001                                         8,858
          2002                                         2,513
                                                     -------

           Total minimum lease payments               22,639
           Less amount representing interest           3,125
                                                     -------

           Present value of minimum lease payments   $19,514
                                                     =======

4. COMPREHENSIVE INCOME:

     Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, effective in 1998, requires disclosure of comprehensive income to reflect changes in equity that result from changes is equity and economic events from nonowner sources. Other comprehensive income for the current year is from unrealized gain of securities classified as available-for-sale.

5. SUBSEQUENT EVENT:

     Effective April 11, 2000, the Company reached an agreement to sell its certain of its assets to Empire Energy Corporation. The consideration to be paid for the assets includes 562,150 shares of newly issued restricted common stock of Empire and the assumption of certain liabilities.

The Board of Directors and Shareholders
Talisman Marketing, Inc.
Green Valley, Arizona

I was engaged to audit the accompanying balance sheets of Talisman Marketing, Inc. as of December 31, 1998, and the related statements of operations, stockholders equity and cash flows for the year then ended. These statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the accompanying financial statements referred to above present fairly, in all material respects, the consolidated financial position of Talisman Marketing, Inc. as of December 31, 1998, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                            /s/  Robert W. Howell
                                            ------------------------------
                                                 Robert W. Howell


February 11, 1999
Wichita, Kansas

                            TALISMAN MARKETING, INC.
                                  BALANCE SHEET
                                December 31, 1998

                                     ASSETS


Current assets:
    Cash                                                            $    99,533
    Accounts receivable                                                  13,712
    Inventories                                                         559,016
    Prepaid expenses                                                     12,997
    Deposits                                                             41,338
    Marketable securities  Note 1                                        37,986
                                                                    -----------
        Total current assets                                            764,582

Property and equipment, at cost  Notes 1 and 3:                         159,235
                                                                    -----------

Other assets:
   Deferred income tax benefits  Note 1                                 128,865
                                                                    -----------

Total assets                                                        $ 1,052,682
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
    Accounts payable                                                $    27,603
    Payroll and sales taxes payable                                       6,228
    Capital leases, current  Note 3                                      11,291
                                                                    -----------
        Total current liabilities                                        45,122

Longterm liabillities:
    Capital leases  Note 3                                               29,188

Other liabilities:
    Advances from stockholders and affiliates  Note 2                   310,114

Stockholder's equity:
    Common stock, no par or stated value:
        100,000,000 shares authorized
        6,225,000 shares issued and outstanding         $   639,677
    Paid in capital                                         760,390
    Retained earnings (deficit)                            (731,809)
                                                        -----------

        Total stockholders' equity                                      668,258
                                                                    -----------

Total liabilities and stockholder' equity                           $ 1,052,682
                                                                    ===========


--------------------------------------------------------------------------------
    The accompanying notes are an integral part of the financial statements
                                      F-17

                            TALISMAN MARKETING, INC.
                             STATEMENT OF OPERATIONS
                          Year Ended December 31, 1998


Sales                                                               $   323,719

Costs and expenses:
    Cost of sales                                      $   106,525
    Consulting and professional services                   231,476
    Selling and administrative                             589,105
    Interest                                                 4,755
    Depreciation                                            30,683
                                                       -----------
        Total costs and expenses                                        962,544
                                                                    -----------
Income (loss) before income tax expense                                (638,825)

Income tax expense  Note 1:
    Deferred                                                             93,979
                                                                    -----------
Net income (loss)                                                   $  (544,846)
                                                                    ===========
Loss per share                                                      $     (0.13)
                                                                    ===========
Weighted average shares outstanding                                   4,117,630
                                                                    ===========


--------------------------------------------------------------------------------
    The accompanying notes are an integral part of the financial statements
                                      F-18

                            TALISMAN MARKETING, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY
                          Year Ended December 31, 1998



                                           Common      Additional      Retained
                                           Stock         Paid-in       Earnings
                                           Amount        Capital       (Deficit)
                                          ---------     ---------     ---------

Balance, December 31, 1997                $ 541,700     $    --       $ 186,962)

Net loss                                       --            --        (544,846)

Common stock issued for cash                 97,977       760,390          --
                                          ---------     ---------     ---------
Balance, December 31, 1998                $ 639,677     $ 760,390     $(731,808)
                                          =========     =========     =========


--------------------------------------------------------------------------------
    The accompanying notes are an integral part of the financial statements
                                      F-19

                             TALISMAN MARKETING, INC.
                             STATEMENT OF CASH FLOWS
                          Year Ended December 31, 1998


Cash flows from operating activities:
  Net income (loss)                                                 $  (544,846)
  Adjustments to reconcile net loss to net cash
     provided (used) by operating activities:
        Depreciation                                    $    30,683
        Increase in deferred income tax asset               (93,979)
        Changes in assets and liabilities:
            Accounts receivable                               8,788
            Inventories                                    (448,151)
            Deposits and prepaid expenses                   (50,255)
            Accounts payable and accrued liabilities         31,480
                                                        -----------

  Total adjustments                                                    (521,434)
                                                                    -----------

  Net cash provided (used) by operating activities                   (1,066,280)


Cash flows from investing activities:
  Purchase of equipment                                     (68,626)
  Proceeds from sale of equipment                              --
  Proceeds from sales of availableforsale securities           --
  Purchase of availableforsale securities                   (37,986)
  Advances from stockholders' and affiliates  net           358,492
                                                        -----------

  Net cash provided (used) by investing activities                      251,880


Cash flows from financing activities:
  Principal payments of capital leases                       (6,824)
  Proceeds from issuance of common stock                    858,367
                                                        -----------

Net cash provided (used) by investing activities                        851,543
                                                                    -----------

Net increase (decrease) in cash                                          37,143
                                                                    -----------

Cash and equivalents, beginning of year                                  62,390
                                                                    -----------

Cash and equivalents, end of year                                   $    99,533
                                                                    ===========

Supplemental disclosures of cash flow information:
  Cash paid for interest                                            $     4,755
                                                                    ===========

  Equipment acquired by assumption of capital lease                 $    32,139
                                                                    ===========


--------------------------------------------------------------------------------
    The accompanying notes are an integral part of the financial statements
                                      F-20

                            TALISMAN MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Operation

     The Company may be described as a producer and marketer of consumer oriented products, and has developed a marketing strategy to distribute its products. The growth strategy of the Company is focused on creating a marketing organization of Company licensed, independent distributors that sell its products through a trained sales force. It is primarily engaged in the health and wellness field through the sale of nutritional and medical foods.

     Accounting Method

     The Company's policy is to present its financial statements on the accrual method of accounting in accordance with generally accepted accounting principles.

     Uses of Estimates

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Statement of Cash Flows

     The Company considers all short term deposits with a maturity of less than three months to be cash equivalents.

     Concentration of Credit Risk

     The Company has a large number of associates and customers dispersed over a large geographic area (the entire U.S.). Its products are sold primarily for cash or via credit card charges. No single associate or customer accounts for a significant amount of the Company's sales, thus, there is no concentration of credit. Likewise, credit card charge-backs are virtually non-existent and insignificant. The Company does not expect to be materially affected by any other inflationary or economic factors.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined by use of the first-in, first-out method.

                            TALISMAN MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization are provided for on the straight-line method over the following estimated lives:

          Furniture and equipment                    5 to 10 years
          Equipment under capital leases             5 to  7 years

     When property is retired from service, the related cost and accumulated deprecation are removed from the accounts and any resulting gain or loss is included in income.

     A summary of property and equipment is:

          Furniture and equipment                      $  80,025
          Computer equipment and software                148,304
                                                       ---------

                                                         228,329
          Accumulated depreciation                        69,094
                                                       ---------
          Net                                          $ 159,235
                                                       =========

     Depreciation expense was $30,683 for the year.

     Income Taxes

     SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns, including net operating loss carryovers. There are no timing differences between the financial statements and tax returns, except for operating loss carryovers.

     Net operating loss carryovers as of December 31, 1998, total $856,519. The operating losses expire during the years 2000 to 2014.

                            TALISMAN MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Income Taxes (Continued)

     The deferred tax asset balances included in the financial statements at December 31, 1998 are:

          Deferred tax asset                         $257,730
          Valuation allowance                         128,865
                                                     --------
          Net deferred tax asset                     $128,865
                                                     ========

     Financial instruments:

     The fair values of cash and cash equivalents, accounts receivable, marketable securities. accounts payable, accrued expenses and capital leases approximate their carrying value due to the short-term nature of these financial instruments.

     Basic Loss Per Share:

     Basic earnings per share of common stock was computed by dividing loss applicable to common stockholders, by the weighted average number of common shares outstanding for the year. Diluted loss per share is not presented because all potential common shares are anti-dilutive.

2. RELATED PARTY TRANSACTIONS

     Advances from stockholders and affiliates at December 31, 1998, were:

          Stockholders                               $ 13,500
          Affiliated company                          296,614
                                                     --------
          Total                                      $310,114
                                                     ========

3. LEASES

     The Company leases office and warehouse facilities and equipment under both capital and operating leases. Lease expense under operating leases was $107,891.

     Some equipment is leased under agreements that are classified as capital leases. The leases have purchase options at the end of the original lease. Leased capital assets included in property and equipment at December 31, 1998:

          Equipment                                  $ 57,609
          Accumulated amortization                     14,428
                                                     --------
                                                      $43,281
                                                     ========

                            TALISMAN MARKETING, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

3. LEASES (CONTINUED)

     Future minimum payments, by year, under capital leases with remaining terms of one year or more consisted of the following at December 31, 1998:

                                                      Capital
                                                      Leases
                                                     --------

          1999                                       $ 15,149
          2000                                         15,149
          2001                                         12,739
          2002                                          5,783
                                                     --------

          Total minimum lease payments                 48,820
           Less amount representing interest            8,341
                                                     --------

            Present value of minimum lease payments  $ 40,479
                                                     ========

                 Introduction to Unaudited Financial Statements


In the opinion of management, the following unaudited combined financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of Talisman Marketing, Inc. at March 31, 2000 and the results of its operations and changes in cash flows for the three months ended March 31, 2000 and 1999.

                            TALISMAN MARKETING, INC.
                                 BALANCE SHEETS
                           March 31, 2000 (Unaudited)


                                     ASSETS


                                                                        2000
                                                                    -----------
Current assets:
    Cash                                                            $    76,430
    Accounts receivable                                                  15,193
    Inventories                                                         210,099
    Prepaid expenses                                                      7,634
    Deposits                                                             70,000
    Marketable securities  Notes 1 and 4                                 81,190
                                                                    -----------

        Total current assets                                            460,546


Property and equipment, at cost  Notes 1 and 3:                          94,852
                                                                    -----------

Total assets                                                        $   555,398
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
    Accounts payable                                                $    37,289
    Payroll and sales taxes payable                                      22,915
    Capital leases, current  Note 3                                       9,227
                                                                    -----------

        Total current liabilities                                        69,431

Longterm liabillities:
    Capital leases  Note 3                                                9,614


Other liabilities:
    Advances from stockholders and affiliates  Note 2                   841,976

Stockholder's equity:
    Common stock, no par or stated value:
        100,000,000 shares authorized
        3,362,900 shares issued and outstanding                       1,970,758
    Paid in capital                                                     760,390
    Retained earnings (deficit)                                      (3,143,474)
    Accumulated other comprehensive income  Note 4:
        Unrealized gain on securities classified as available
        for-sale                                                         46,703
                                                                    -----------

        Total stockholders' equity                                     (365,623)
                                                                    -----------

Total liabilities and stockholder' equity                           $   555,398
                                                                    ===========


--------------------------------------------------------------------------------
    The accompanying notes are an integral part of the financial statements
                                      F-26

                            TALISMAN MARKETING, INC.
                            STATEMENTS OF OPERATIONS
          Three month periods Ended March 31, 2000 and 1999 (Unaudited)

                                                       2000             1999
                                                       ----             ----

Sales                                              $    86,916      $   211,432

Costs and expenses:
    Cost of sales                                  $   130,645      $   283,594
    Selling and administrative                         199,675          425,850
    Interest                                             6,793            1,703
    Depreciation                                         9,007            9,122
                                                   -----------      -----------

        Total costs and expenses                       346,120          720,269
                                                   -----------      -----------

Net income (loss) from operations                     (259,204)        (508,837)


Other income (expense)
    Interest                                              --              3,018
                                                   -----------      -----------

        Total other income                                --              3,018
                                                   -----------      -----------

Income (loss) before income tax expense               (259,204)        (505,819)


Income tax expense  Note 1:
    Deferred                                              --            (32,216)
                                                   -----------      -----------

Net income (loss)                                  $  (259,204)     $  (538,035)
                                                   ===========      ===========

Loss per share                                     $     (0.07)           (0.15)
                                                   ===========      ===========

Weighted average shares outstanding                  3,362,900        3,540,000
                                                   ===========      ===========


--------------------------------------------------------------------------------
    The accompanying notes are an integral part of the financial statements
                                      F-27

                            TALISMAN MARKETING, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
             Three Months Ended March 31, 2000 and 1999 (Unaudited)


                                       Common        Additional       Retained
                                        Stock         PaidiIn         Earnings
                                       Amount         Capital         (Deficit)
                                    -----------     -----------     -----------

Balance December 31, 1998           $   639,677     $   760,390     $  (732,132)

Net loss                                   --              --          (538,035)
Common stock issued                     332,770            --              --
                                    -----------     -----------     -----------

  Balance March 31, 1999            $   972,447     $   760,390     $(1,270,167)
                                    ===========     ===========     ===========




Balance December 31, 1999           $ 1,970,758     $   760,390     $(2,884,271)

Net loss                                   --              --          (259,204)
                                    -----------     -----------     -----------

  Balance March 31, 2000            $ 1,970,758     $   760,390     $(3,143,475)
                                    ===========     ===========     ===========


--------------------------------------------------------------------------------
    The accompanying notes are an integral part of the financial statements
                                      F-28

                                                 TALISMAN MARKETING, INC.
                                                 STATEMENT OF CASH FLOWS
                                Three Months Ended March 31, 2000 and 1999 (Unaudited)

                                                                         2000                    1999
                                                                         ----                    ----
Cash flows from operating activities:
  Net income (loss)                                                   $(259,204)              $(538,035)
  Adjustments to reconcile net loss to net cash
     provided (used) by operating activities:
        Depreciation                                                  $   9,007               $   6,768
        Gain on sale of marketable securities                              --                      --
        Decrease in deferred income tax asset                              --                    32,216
        Changes in assets and liabilities:
            Accounts receivable                                          (4,646)                    791
            Inventories                                                  85,393                  65,881
            Deposits and prepaid expenses                               (48,717)                  6,355
            Accounts payable and accrued liabilities                    (15,795)                 10,542
        Other                                                              --                      --
                                                                      ---------               ---------

  Total adjustments                                                      25,242                 122,553
                                                                      ---------               ---------

  Net cash provided (used) by operating activities                     (233,962)               (415,482)

Cash flows from investing activities:
  Purchase of equipment                                                    (129)                   --
  Proceeds from sale of equipment                                          --                     7,109
  Proceeds from sales of available-for-sale securities                     --                       874
  Purchase of available-for-sale securities                                --                       (80)
  Advances from stockholders' and affiliates                            224,500                  76,840
                                                                      ---------               ---------

  Net cash provided (used) by investing activities                      224,371                  84,743

Cash flows from financing activities:
  Principal payments of capital leases                                     (672)                 (5,241)
  Proceeds from issuance of common stock                                   --                   332,770
                                                                      ---------               ---------

  Net cash provided (used) by investing activities                         (672)                327,529
                                                                      ---------               ---------

Net increase (decrease) in cash                                         (10,263)                 (3,210)

Cash and equivalents, beginning of year                                  86,693                  99,533
                                                                      ---------               ---------

Cash and equivalents, end of year                                     $  76,430               $  96,323
                                                                      =========               =========

Supplemental disclosures of cash flow information:
  Cash paid for interest                                              $    --                 $   6,812
                                                                      =========               =========

-------------------------------------------------------------------------------------------------------
                 The accompanying notes are an integral part of the financial statements.
                                                 F-29

                            TALISMAN MARKETING, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                             MARCH 31, 2000 AND 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the audited financial statements for December 31, 2000 included herein. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for the three month periods ended March 31, 2000 and 1999 and are not necessarily indicative of the results that may be expected for the years ended December 31, 2001 and 2000.

    Organization and Operation

     The Company may be described as a producer and marketer of consumer oriented products, and has developed a marketing strategy to distribute its products. The growth strategy of the Company is focused on creating a marketing organization of Company licensed, independent distributors that sell its products through a trained sales force. It is primarily engaged in the health and wellness field through the sale of nutritional and medical foods.

     Accounting Method

     The Company's policy is to present its financial statements on the accrual method of accounting in accordance with generally accepted accounting principles.

     Uses of Estimates

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Statement of Cash Flows

     The Company considers all short term deposits with a maturity of less than three months to be cash equivalents.

                            TALISMAN MARKETING, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                             MARCH 31, 2000 AND 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Concentration of Credit Risk

     The Company has a large number of associates and customers dispersed over a large geographic area (the entire U.S.). Its products are sold primarily for cash or via credit card charges. No single associate or customer accounts for a significant amount of the Company's sales, thus, there is no concentration of credit. Likewise, credit card charge-backs are virtually non-existent and insignificant. The Company does not expect to be materially affected by any other inflationary or economic factors.

     Inventories

     Inventories are stated at the lower of cost or market. Cost is determined by use of the first-in, first-out method.

     Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization are provided for on the straight-line method over the following estimated lives:

          Furniture and equipment                    5 to 10 years
          Equipment under capital leases             5 to  7 years

     When property is retired from service, the related cost and accumulated deprecation are removed from the accounts and any resulting gain or loss is included in income.

     A summary of property and equipment is: 2000

          Furniture and equipment                    $  69,155
          Computer equipment and software              130,739
                                                     ---------
                                                       199,894
          Accumulated depreciation                     105,042
                                                     ---------
          Net                                        $  94,852
                                                     =========

     Depreciation expense was $9,007 for the period.

                            TALISMAN MARKETING, INC.
                    NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                             MARCH 31, 2000 AND 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     Income Taxes (Continued)

     SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns, including net operating loss carryovers. There are no timing differences between the financial statements and tax returns, except for operating loss carryovers.

     Financial instruments:

     The fair values of cash and cash equivalents, accounts receivable, marketable securities. accounts payable, accrued expenses and capital leases approximate their carrying value due to the short-term nature of these financial instruments.

     Basic Loss Per Share:

     Basic earnings per share of common stock was computed by dividing loss applicable to common stockholders, by the weighted average number of common shares outstanding for the year. Diluted loss per share is not presented because all potential common shares are anti-dilutive.

2. SUBSEQUENT EVENT

     Effective April 11, 2000, the Company reached an agreement to sell its certain of its assets to Empire Energy Corporation. The consideration to be paid for the assets includes 562,150 shares of newly issued restricted common stock of Empire and the assumption of certain liabilities.